                         CONSENT OF INDEPENDENT AUDITORS

We consent to the reference to our firm under the caption "Independent Auditors" and to the use of our report dated February 10, 2003 accompanying the consolidated financial statements of The Penn Insurance and Annuity Company, and to the use of our report dated April 4, 2003 accompanying the financial statements of PIA Variable Annuity Account I in the Post-Effective Amendment Number 9 to Registration Statement Number 33-83120 on Form N-4 and the Related Prospectus of PIA Variable Annuity Account I.

                                                          /s/ Ernst & Young LLP

Philadelphia, Pennsylvania
April 17, 2003